Exhibit 99.1

2 October 2020

LyondellBasell and Sasol form Integrated Polyethylene Joint Venture

LyondellBasell to acquire 50 percent of certain Sasol assets in Louisiana

Houston and Johannesburg–LyondellBasell (NYSE: LYB) and Sasol (JSE: SOL, NYSE: SSL) today announced they have entered into a definitive agreement to form a 50/50 joint venture (JV) through which LyondellBasell will acquire 50 percent of Sasol’s 1.5 MM ton ethane cracker, 0.9 MM ton low and linear-low density polyethylene plants and associated infrastructure for a total consideration of US$2 Billion. The agreement includes customary rights for each partner regarding the potential future sale of its ownership interest. The JV will operate under the name Louisiana Integrated PolyEthylene JV LLC.

“This investment represents a unique opportunity to bring together the best of both companies and create deep, long-term value while immediately realizing the many benefits of new, strategically-located, world-scale assets,” said Bob Patel, CEO of LyondellBasell. “This approach is consistent with our strategy of investing in high quality assets that meet our threshold for value creation, while also maintaining our investment grade rating and commitment to our dividend. The transaction is expected to be accretive to both cash flow and EPS within one year with significant upside as market conditions continue to improve.”

“We are very pleased to have LyondellBasell join us as a key partner in our U.S. Base Chemicals Business in Lake Charles. LyondellBasell is the ideal partner to ensure the success of these world-class assets with its deep expertise in commodity chemicals,” said Fleetwood Grobler, President and CEO, of Sasol. “This milestone coincides with our 70-year anniversary and represents a significant step in creating Future Sasol, which will be a more sustainable and resilient business for the long-term. We’re excited about this joint venture and look forward to building a mutually beneficial and successful partnership with LyondellBasell.”

Strategic and financial benefits

The JV’s newly constructed assets are strategically located on the U.S. Gulf Coast, with access to low-cost feedstock, storage and logistics infrastructure.

LyondellBasell’s investment in the JV allows the company to expand in a core area of its business and leverages the company’s operational and commercial strengths. Additionally, by investing in these assets, the company will realize immediate returns and eliminate customary construction risks associated with new project execution.

This transaction represents a significant step for Sasol in achieving its financial and strategic objectives by reducing net debt and rapidly shifting the company’s portfolio towards specialty chemicals. Sasol undertook a process to determine the optimal partnership construct for its U.S. Base Chemicals Business. The LyondellBasell proposal offered the best combination of upfront and long-term value, consistent with Sasol’s long-term strategic priorities.

Transaction terms

Under the terms of the transaction agreements, each JV partner will provide pro-rata shares of ethane feedstocks and will offtake pro-rata shares of cracker and polyethylene (PE) products at cost. LyondellBasell will operate the U.S. Base Chemicals assets on behalf of the JV.

Upon close of the transaction, some Sasol U.S. employees will become employees of LyondellBasell. Sasol will retain full ownership and operational control of its Lake Charles Research and Development complex, Lake Charles East Plant ethane cracker and U.S. Performance Chemicals Business assets in Lake Charles, which produce Ziegler alcohols and alumina, ethoxylates, Guerbet alcohols, paraffins, comonomers, linear alkyl benzene, ethylene oxide and ethylene glycol. The U.S. Performance Chemicals Business is a key part of Future Sasol, consistent with the strategy to increase focus on specialty chemicals where Sasol enjoys differentiated capabilities and strong market positions. Sasol will also retain access to competitively priced onsite ethylene to ensure value chain integration.

The transaction is subject to customary regulatory approvals and approval by Sasol shareholders. The transaction is expected to close by the end of 2020.

Advisors

Kirkland & Ellis LLP is serving as LyondellBasell's legal counsel, while Dyal Co. and J.P. Morgan are serving as financial advisors. Latham & Watkins LLP is serving as Sasol’s legal counsel, while Bank of America is serving as financial advisor.

Investor conference call

LyondellBasell will host a conference call on Friday, October 2 at 9:00 a.m. EDT. Participants on the call will include Chief Executive Officer Bob Patel, Chief Financial Officer Michael McMurray and Director of Investor Relations Dave Kinney.

The toll-free dial-in number in the U.S. is +1 (800) 475-8402. A complete listing of toll-free numbers by country is available at www.LyondellBasell.com/teleconference for international callers. The passcode for all numbers is 6934553.

The slides that accompany the call will be available at https://www.LyondellBasell.com/investorevents.

A replay of the call will be available from 11:00 a.m. EDT Friday, October 2 until December 2 at 11:59 p.m. EDT. The replay dial-in numbers are +1 (800) 333-0467 (U.S.) and +1 (203) 369-3627 (toll). The passcode for each is 3652.

Sasol will host a conference call on 2 October 2020 at 14:00 (SA time) via webcast on the following link: https://www.corpcam.com/Sasol02102020. Participants on the call will include President and CEO Fleetwood Grobler and Chief Financial Officer Paul Victor.

The slides that accompany the call will be available at https://www.Sasol.com/investorcentre

Ends

Issued by:

Sasol Media Relations

In South Africa:

Alex Anderson, Senior Manager: Group External Communication

Direct telephone: +27 (0) 10 344 6509; Mobile: +27 (0) 71 600 9605;

alex.anderson@sasol.com

In the U.S.:

Kim Cusimano, North America Corporate Affairs

Direct telephone: +1 (225) 776 0758

kim.cusimano@us.sasol.com

LyondellBasell Media Relations

Phone: +1 713 309 7575

Email: mediarelations@lyb.com

About LyondellBasell
LyondellBasell (NYSE: LYB) is one of the largest plastics, chemicals and refining companies in the world. Driven by its employees around the globe, LyondellBasell produces materials and products that are key to advancing solutions to modern challenges like enhancing food safety through lightweight and flexible packaging, protecting the purity of water supplies through stronger and more versatile pipes, improving the safety, comfort and fuel efficiency of many of the cars and trucks on the road, and ensuring the safe and effective functionality in electronics and appliances. LyondellBasell sells products into more than 100 countries and is the world's largest producer of polymer compounds and the largest licensor of polyolefin technologies. In 2020, LyondellBasell was named for the third consecutive year to Fortune magazine's list of the "World's Most Admired Companies." More information about LyondellBasell can be found at www.LyondellBasell.com.

About Sasol

Sasol is a global integrated chemicals and energy company spanning 30 countries. Through our talented people, we use selected technologies to safely and sustainably source, manufacture and market chemical and energy products globally. More information about Sasol can be found at www.Sasol.com.

Cautionary Note Regarding Forward-looking Statements

The statements in this communication relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids;  our ability to complete the transactions described and the timing of such transactions; the successful operation of the complex described; the receipt of all required governmental approvals; our ability to achieve expected synergies; the completion of the acquisition of additional joint venture interests in the future; the impacts of the COVID-19 pandemic in geographic regions or markets served us, or where our operations are located, including the risk of prolonged recession; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures' products, and the related effects of industry production capacities and operating rates; our ability to successfully execute projects and growth strategies; future financial and operating results; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and service our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019, and our Form 10-Q for the quarter ended March 31, 2020, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission's website at www.sec.gov.

Additionally, this communication includes forward-looking statements relating to the proposed joint venture between LyondellBasell and Sasol, including financial estimates and statements as to the expected timing, completion and effects of the proposed joint venture. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the joint venture, including future financial and operating results and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of LyondellBasell and Sasol and are subject to significant risks and uncertainties outside of our control. Actual results could differ materially based on factors including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreements, the risk that Sasol shareholders may not approve the transaction, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, failure to realize the benefits expected from the proposed joint venture. Discussions of additional risks and uncertainties are contained in LyondellBasell and Sasol’s filings with the Securities and Exchange Commission. Neither LyondellBasell nor Sasol is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.